Black Diamond Reports First Quarter 2013 Results

- Q1 Sales Up 10% to a Record $51.0 Million -

- Q1 Results In-line with Management’s Outlook for First Half and Full Year 2013 -

SALT LAKE CITY, Utah – May 6, 2013 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company” or “Black Diamond”), a global leading supplier of innovative, high performance, outdoor and action sport equipment as well as aspirational active outdoor lifestyle products, reported financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Summary

•	Total sales up 10% to $51.0 million
•	Gross margin of 37.7%
•	Adjusted net loss before non-cash items of $0.3 million or $(0.01) per diluted share
•	Adjusted EBITDA of $0.6 million

First Quarter 2013 Financial Results

Total sales in the first quarter of 2013 increased 10% to $51.0 million compared to $46.4 million in the first quarter of 2012. The increase was primarily the result of the additions of POC Sweden AB (POC) and PIEPS Holding GmbH (PIEPS), which were acquired in the second half of 2012. First quarter 2013 sales were negatively impacted by an extended late winter season, which delayed typically higher margin spring/summer orders, as well as the expected decline in Gregory’s Japanese business due to the transition from Kabushiki Kaisha A&F (A&F) to Gregory in the beginning of 2013.

Gross margin in the first quarter of 2013 was 37.7% compared to 40.1% in the year-ago quarter. The 240 basis point decline was primarily due to product mix and a higher level of close-out and promotional activity on winter seasonal inventory as a result of the slow start to the 2012/2013 winter season. The strengthening of the US dollar compared to the Japanese yen also had a negative impact on both sales and gross margin.

Net loss in the first quarter of 2013 was $3.0 million or $(0.10) per diluted share compared to net income of $2.6 million or $0.10 per diluted share in the year-ago quarter. The first quarter of 2013 reflected approximately 8.9 million more shares of common stock outstanding when compared to the year-ago quarter due to the Company’s public offering in February 2012.

At March 31, 2013, cash totaled $4.1 million compared to $5.1 million at December 31, 2012. Total debt was $41.5 million at March 31, 2013, which included $13.4 million outstanding on the Company’s $30.0 million line of credit, leaving $16.6 million available. This compares to total debt of $40.5 million at December 31, 2012.

Management Commentary

“Black Diamond grew sales 10% to $51.0 million in the first quarter of 2013, which is in-line with our expectations for the first quarter of 2013,” said Peter Metcalf, president and CEO of Black Diamond. “This double-digit sales growth is in spite of a colder, snowier late winter that delayed some higher margin spring and summer product sales, which we realized in the same quarter last year as the result of a much earlier start to the spring 2012 season. First quarter 2013 sales comparisons were also impacted by the anticipated transition of Gregory’s business in Japan from A&F, our former Japanese distributor, to our own distribution business. We expect the real benefit of this transition to begin in the second half of 2013 with significantly better comparable sales growth. In large part, we attribute our double-digit sales growth to the quality of Black Diamond’s strengthening global distribution platform, its variety and its seasonal diversity.

“In 2013, we anticipate healthy organic growth from our active outdoor brands, and we expect POC and Black Diamond apparel to be our highest growth drivers with the most positive impact on margins. As discussed, we also expect 2013 to be another year of significant investment in operational initiatives, such as apparel and completing the integration of POC and PIEPS. We remain enthusiastic about our 2013 apparel launch, which will be in stores this fall, and look forward to 2014 as the year we expect continued organic sales growth and the benefit of scale, integration and operating leverage in our business.”

Confirming Sales Estimates for 2013 and 2014

The Company’s first half and full year sales expectations remain unchanged, with first half sales expected to be between $90 million and $95 million and full year 2013 sales expected to be between $216 million and $221 million. These ranges imply year-over-year sales growth of between 22% and 38% for the second quarter and between 23% and 26% for the full year 2013. In 2014, the Company is continuing to manage toward an expected 20% sales increase with accelerating profitability.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $212.3 million. The Company’s common stock is subject to a Rights Agreement dated February 7, 2008, intended to assist in limiting the number of 5% or more owners and thus reduce the risk of a possible “change of ownership” under Section 382 of the Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guaranty, however, that the Rights Agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

Black Diamond will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2013 results.

The Company’s President and CEO Peter Metcalf and Interim CFO and Vice President of Finance Aaron Kuehne will host the conference call, followed by a question and answer period.

Date: Monday, May 6, 2013

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Dial-In number: 1-877-941-1427

International number: 1-480-629-9664

Conference ID: 4614645

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=104364 and via the investor relations section at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 20, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4614645

About Black Diamond, Inc.

Black Diamond, Inc. is a global leader in the design, manufacturing and marketing of innovative active outdoor performance products for climbing, mountaineering, backpacking, skiing, cycling and other outdoor recreation activities for a wide range of year-round use. The Company's principal brands, Black Diamond®, Gregory™, POC™ and PIEPS™, are iconic in the active outdoor industry and linked intrinsically with the modern history of these sports. Black Diamond is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, the Company's products are created and tested on some of the best alpine peaks, slopes, crags, roads and trails in the world. These close connections to the Black Diamond lifestyle enhance the authenticity of the Company's brands, inspire product innovation and strengthen customer loyalty. The Company's products are sold by leading specialty retailers in the U.S. and 50 countries around the world. For additional information, please visit the Company's websites at www.blackdiamond-inc.com, www.blackdiamondequipment.com, www.gregorypacks.com, www.pocsports.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net (loss) income before non-cash items and related (loss) earnings per diluted share, and adjusted net (loss) income before non-cash items and related (loss) earnings per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its growth strategy; the Company's ability to successfully integrate and grow acquisitions; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products; foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets
Cash	$4,127	$5,111
Accounts receivable, less allowance for doubtful accounts of $650 and $499, respectively	35,810	30,925
Inventories	55,142	60,664
Prepaid and other current assets	4,329	4,846
Income tax receivable	151	659
Deferred income taxes	2,922	2,337
Total current assets	102,481	104,542

Property and equipment, net	17,534	17,508
Definite lived intangible assets, net	37,762	38,100
Indefinite lived intangible assets	51,317	51,462
Goodwill	57,332	57,481
Deferred income taxes	48,757	49,631
Other long-term assets	2,221	2,062
Total assets	$317,404	$320,786

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,316	$22,178
Current portion of long-term debt	2,142	4,059
Total current liabilities	23,458	26,237

Long-term debt	39,351	36,429
Deferred income taxes	7,461	8,114
Other long-term liabilities	1,939	2,000
Total liabilities	72,209	72,780

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 31,841 and 31,838 issued and 31,766 and 31,763 outstanding	3	3
Additional paid in capital	473,998	473,628
Accumulated deficit	(234,366)	(231,334)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive income	5,562	5,711
Total stockholders' equity	245,195	248,006
Total liabilities and stockholders' equity	$317,404	$320,786

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	March 31, 2013	March 31, 2012

Sales
Domestic sales	$20,110	$18,815
International sales	30,890	27,604
Total sales	51,000	46,419

Cost of goods sold	31,784	27,803
Gross profit	19,216	18,616

Operating expenses
Selling, general and administrative	20,878	13,775
Restructuring charge	175	-
Merger and integration	143	-
Transaction costs	54	112

Total operating expenses	21,250	13,887

Operating (loss) income	(2,034)	4,729

Other (expense) income
Interest expense, net	(826)	(730)
Other, net	(395)	290

Total other expense, net	(1,221)	(440)

(Loss) income before income tax	(3,255)	4,289
Income tax (benefit) expense	(223)	1,699
Net (loss) income	$(3,032)	$2,590

(Loss) earnings per share:
Basic	$(0.10)	$0.10
Diluted	(0.10)	0.10

Weighted average shares outstanding:
Basic	31,764	25,677
Diluted	31,764	25,984

BLACK DIAMOND, INC.

RECONCILIATION FROM NET (LOSS) INCOME TO NET (LOSS) INCOME BEFORE NON-CASH ITEMS,

ADJUSTED NET (LOSS) INCOME BEFORE NON-CASH ITEMS AND RELATED (LOSS) EARNINGS

PER DILUTED SHARE

(In thousands, except per share amounts)

	THREE MONTHS ENDED
		Per Diluted		Per Diluted
	March 31, 2013	Share	March 31, 2012	Share

Net (loss) income	$(3,032)	$(0.10)	$2,590	$0.10

Amortization of intangibles	900	0.03	332	0.01
Depreciation	1,032	0.03	771	0.03
Accretion of note discount	275	0.01	246	0.01
Stock-based compensation	370	0.01	404	0.02
Income tax (benefit) expense	(223)	(0.01)	1,699	0.07
Cash received (paid) for income taxes	37	0.00	(286)	(0.01)

Net (loss) income before non-cash items	$(641)	$(0.02)	$5,756	$0.22

Restructuring charge	175	0.01	-	-
Merger and integration	143	0.00	-	-
Transaction costs	54	0.00	112	0.00
State cash taxes on adjustments	(11)	(0.00)	(6)	(0.00)
AMT cash taxes on adjustments	(7)	(0.00)	(2)	(0.00)

Adjusted net (loss) income before non-cash items	$(287)	$(0.01)	$5,860	$0.23

BLACK DIAMOND, INC

RECONCILIATION FROM NET (LOSS) INCOME TO EARNINGS BEFORE INTEREST, TAXES,

DEPRECIATION, AND AMORTIZATION ("EBITDA"), AND ADJUSTED EBITDA

(In thousands)

	THREE MONTHS ENDED
	March 31, 2013	March 31, 2012

Net (loss) income	$(3,032)	$2,590

Income tax (benefit) expense	(223)	1,699
Other, net	395	(290)
Interest expense, net	826	730

Operating income	(2,034)	4,729

Depreciation	1,032	771
Amortization of intangibles	900	332

EBITDA	$(102)	$5,832

Restructuring charge	175	-
Merger and integration	143	-
Transaction costs	54	112
Stock-based compensation	370	404

Adjusted EBITDA	$640	$6,348

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Peter Metcalf

Chief Executive Officer

Tel 1-801-278-5552

peter.metcalf@bdel.com

Investor Relations:

Liolios Group, Inc.

Scott Liolios or Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

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